UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

212.851.8050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 9, 2017, Naked Brand Group Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Letter of Intent, dated December 19, 2016, as amended February 10, 2017 (the “LOI”), entered into by the Company and Bendon Limited (“Bendon”) in connection with a proposed business combination (the “Business Combination”).

The Amendment, among other things, revises the proposed structure of the Business Combination. As contemplated by the Amendment, the Company will now merge with and into a subsidiary of a newly formed Australian holding company (“NewCo”) which will be the ultimate parent company of Bendon and the Company (the “Merger”). The Amendment contemplates that, upon consummation of the Merger, NewCo will issue to the current holders of the outstanding capital stock of Bendon an aggregate of 118,812,163 ordinary shares of NewCo (the “Bendon Shares”) and issue to the Company an amount of ordinary shares of NewCo equal to the number of shares of outstanding common stock of the Company (the “Naked Shares”) immediately prior to the Merger, and as of the effective time of the Merger, no other shares of NewCo will be outstanding. Shares issued to Bendon will be subject to adjustment based on the Company having Net Assets (as defined in the Amendment) of $786,246, which amount will be adjusted as a result of any subsequent capital transactions agreed to by the Company and Bendon. In connection with the closing of the Merger, NewCo’s shares must be approved for listing on the Nasdaq Capital Market.

Further, the Amendment (i) extends the date by which the parties shall have entered into a definitive agreement regarding the Business Combination before certain penalties may be incurred from March 10, 2017 to April 10, 2017; and (ii) amends certain other terms and conditions of the LOI. Except as amended by the Amendment, the material terms of the LOI remain in full force and effect.

Completion of the Merger remains subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), satisfaction of the conditions negotiated therein and approval of the Merger by the Company’s stockholders. Accordingly, there can be no assurance that a Merger Agreement will be entered into or that the proposed Merger will be consummated. Those portions of the LOI, as amended, that describe the proposed Merger, including the consideration to be issued therein, are non-binding.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 7.01.	Regulation FD

On March 10, 2017, the Company issued a press release relating to the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Letter of Intent, dated March 9, 2017*
99.1	Press Release, dated March 10, 2017**

*Filed herewith

**Furnished herewith

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication does not constitute the solicitation of any vote or approval. The proposed Business Combination will be submitted to the stockholders of the Company for their consideration. In connection therewith, the NewCo, Bendon and the Company intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form F-4 to be filed by NewCo that will include a proxy statement of Naked that also constitutes a prospectus of NewCo and a definitive proxy statement/prospectus (when they become available) will be sent to Naked stockholders. Such documents are not currently available. Before making any voting or investment decision with respect to the Business Combination, investors and security holders of the Company are urged to read the definitive proxy statement/prospectus and the other relevant materials filed or to be filed with the SEC carefully and in their entirety when they become available because they will contain important information about NewCo, the Company, Bendon and the proposed Business Combination. The definitive proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by NewCo or the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders of the Company may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Business Combination. Information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus regarding the proposed Business Combination and other relevant materials to be filed with the SEC by the Company when they become available. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2016 and the proxy statement for Naked’s 2016 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Naked at the address described above.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report, other than purely historical information, including estimates, projections and statements relating to the Company’s or Bendon’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this Current Report regarding strategy, future operations, future transactions, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the structure, timing and completion of the proposed Business Combination, the transactions contemplated thereby or any other actions to be taken in connection therewith; the Company’s continued listing on the NASDAQ Capital Market until closing of the proposed Business Combination; NewCo’s antcipated listing on the NASDAQ Capital Market in connection with the closing of the proposed Business Combination; expectations regarding the capitalization, resources and ownership structure of the combined company; the adequacy of the combined company’s capital to support its future operations; the Company’s and Bendon’s plans, objectives, expectations and intentions; the nature, strategy and focus of the combined company; the executive and board structure of the combined company; and expectations regarding voting by the Company’s stockholders. The Company and/or Bendon may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed Business Combination through the process being conducted by the Company, NewCo and Bendon, the ability of the Company, NewCo and Bendon to enter into a definitive agreement and consummate such transaction, the risk that one or more of the conditions to closing of the Business Combination may not be satisfied, including, without limitation, the effectiveness of the registration statement to be filed with the SEC or the listing of NewCo’s ordinary shares on the NASDAQ Capital Market, the lack of a public market for ordinary shares of NewCo and the possibility that a market for such shares may not develop, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the combined company to meet its business objectives and operational requirements, the ability to realize the expected synergies or savings from the proposed Business Combination in the amounts or in the timeframe anticipated, the risk that competing offers or acquisition proposals will be made, the ability to integrate Naked’s and Bendon’s businesses in a timely and cost-efficient manner, the inherent uncertainty associated with financial projections, and the potential impact of the announcement or closing of the proposed Business Combination on customer, supplier, employee and other relationships. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Chief Executive Officer

Date: March 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Letter of Intent, dated March 9, 2017
99.1	Press Release, dated March 10, 2017